EXHIBIT 31.1
CERTIFICATION
I, Constantine E. Karayannopoulos, certify that:

1.	I have reviewed this amended annual report on Form 10-K/A of Molycorp, Inc. for the fiscal year ended December 31, 2012; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2013

/s/ CONSTANTINE E. KARAYANNOPOULOS
Constantine E. Karayannopoulos President and Chief Executive Officer (Principal Executive Officer)